UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 11, 2016
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Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)
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Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

Effective April 11, 2016, Timothy Fischer, 49, was appointed to the position of President of MDA Holdings, Inc. (“MDA”).  Prior to joining MDA, from 2014 through January 2016, Mr. Fischer served as Chief Operating Officer at Mitchell Martin, Inc., a talent acquisition solutions firm. From 2013 to 2014, Mr. Fischer served as Senior Vice President and led the integration of his prior employer, RCG Global Services, into Stefanini. Mr. Fischer was President of RCG Staffing from 2009 to 2013. Mr. Fischer holds a Bachelor of Science in Business Administration from Culver-Stockton College.

There are no arrangements or understandings between Mr. Fischer and any other persons pursuant to which he was selected as an officer and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Fischers’ base salary will be $275,000 per year, and on an annual basis he is eligible to receive a target of 50% of his base salary as a short term incentive and 60% of his base salary in long-term incentive compensation pursuant to plans approved by the Company.  He is an at-will employee. Mr. Fischer will participate in certain benefit programs and plans of Cross Country Healthcare, Inc. He is also subject to a confidentiality, nonsolicit and non-compete agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Burns
William J. Burns Chief Financial Officer

Dated:  April 11, 2016